Exhibit 10.4

REINSURANCE GROUP OF AMERICA, INCORPORATED

FLEXIBLE STOCK PLAN

RESTRICTED SHARE UNIT AGREEMENT

Reinsurance Group of America, Incorporated, a Missouri corporation (the “Company”), and Donna H. Kinnaird (“Employee”), hereby agree as follows:

SECTION 1

GRANT OF RESTRICTED SHARE UNITS

Pursuant to the Reinsurance Group of America, Incorporated Flexible Stock Plan, as amended (the “Plan”), and pursuant to action of the Committee charged with the Plan’s administration, the Company has granted to Employee, effective December 1, 2015 (the “Date of Grant”), subject to the terms, conditions and limitations stated in this Agreement, the Plan and the Company’s Executive Compensation Recoupment Policy (as discussed in Section 6(a)), an award of restricted share units with respect to [            ] shares of Common Stock (“Shares”). The rights awarded to Employee in this Agreement are referred to herein as “Restricted Share Units.” The number of Restricted Share Units granted under this Section 1 are referred to in this Agreement as the “Target Grant.”

SECTION 2

TERMS OF GRANT

(a) Vesting Date. The vesting date for this award is January 11, 2017 (the “Vesting Date”).

(b) Payment.

(1) Restricted Share Units Payable In Common Stock. Subject to early termination of this Agreement pursuant to Sections 3(b) or 4 below, within thirty (30) days following the Vesting Date, the Company will deliver to Employee one (1) Share of the Company’s Common Stock for each Restricted Share Unit earned under this Agreement; provided, however, that any fractional Restricted Share Unit shall be paid in cash equal to such fraction of the Fair Market Value of a Share of Common Stock on the date of payment.

(2) Dividend Equivalents. Restricted Share Units shall not include dividend equivalent payments or dividend credit rights.

SECTION 3

CONDITIONS AND LIMITATIONS ON RIGHT TO RECEIVE RSU

OR COMMON SHARES

(a) Demotion or Transfer. In the event that Employee is demoted or transferred to a position with the Company or any of its Affiliates in which Employee is not eligible to participate in the Plan, as determined by the Committee in its sole discretion, this Agreement will terminate and be of no further force or effect and the Restricted Share Units awarded to Employee hereunder shall be forfeited.

(b) Termination of Employment.

(1) Disability or Death. Notwithstanding the Vesting Date set forth in Section 2(a) above, in the event of Employee’s Disability or death while serving as an employee and prior to the Vesting Date, the Restricted Share Unit award shall become immediately 100% vested and the Shares shall be delivered pursuant to Section 2(b). For purposes of this Agreement, “Disability” means disability as defined in any long-term disability plan maintained by the Company or an Affiliate which covers Employee or, in the absence of any such plan, the physical or mental condition of Employee arising prior to the Vesting Date, which in the opinion of a qualified physician chosen by the Company prevents Employee from continuing employment with the Company and its Affiliates.

(2) Other Termination. In the event that Employee’s employment with the Company and its Affiliates is terminated prior to the Vesting Date, whether voluntarily or involuntarily, for any reason other than death or Disability, this Agreement will terminate and be of no further force or effect and the Restricted Share Units awarded to Employee hereunder shall be forfeited, unless otherwise determined by the Committee in its sole discretion.

SECTION 4

CHANGE OF CONTROL

Notwithstanding the Vesting Date set forth in Section 2(a), in the event of a Change of Control prior to the Vesting Date, the Restricted Share Unit award shall become immediately 100% vested and the Shares shall be delivered pursuant to Section 2(b).

SECTION 5

MISCELLANEOUS

(a) Rights in Shares Prior to Issuance. Prior to issuance of certificates for Shares, neither Employee nor his or her legatees, personal representatives, or distributes (i) shall be deemed to be a holder of any Shares represented by the Restricted Share Units awarded hereunder or (ii) have any voting rights with respect to any such Shares.

(b) Non-assignability. The Restricted Share Units shall not be transferable by Employee otherwise than by will or by the laws of descent and distribution; provided that, Employee may transfer the Restricted Share Units during his or her lifetime to a revocable living trust of which Employee is grantor, or to another form of trust indenture of which Employee is a grantor or a beneficiary.

(c) Recoupment. The awards granted pursuant to this Agreement are subject to the terms and conditions contained in the Company’s Executive Compensation Recoupment Policy (“Recoupment Policy”), which permits the Company to recoup all or a portion of awards made to certain employees upon the occurrence of any Recoupment Event (as defined in the Recoupment Policy).

(d) Securities Law Requirements. The Company shall not be required to issue Shares pursuant to this Agreement unless and until (i) such Shares have been duly listed upon each stock exchange on which the Company’s Common Stock is then registered and (ii) a registration statement under the Securities Act of 1933 with respect to such Shares is then effective.

(e) Designation of Beneficiaries. Employee may file with the Company a written designation of a beneficiary or beneficiaries to receive, in the event of Employee’s death, the Shares determined in accordance with Section 3(b) and subject to all of the provisions of this Agreement. An Employee may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the right of any such beneficiary to receive Shares, the Committee may recognize only receipt of such Shares by the personal representative of the estate of Employee, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

(f) Changes in Capital Structure. If there is any change in the Common Stock by reason of any stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, the number of Restricted Share Units and the number, kind and class of shares available for Restricted Share Units and the exercise price thereof, as applicable, shall be appropriately adjusted by the Committee. The issuance of shares of Common Stock for consideration and the issuance of common stock rights shall not be considered a change in the Company’s capital structure. No adjustment provided for in this Section shall require the issuance of any fractional shares.

(g) Right to Continued Employment. Nothing in this Agreement shall confer on Employee any right to continued employment or interfere with the right of an employer to terminate Employee’s employment at any time.

(h) Tax Withholding. Employee must pay, or make arrangements acceptable to the Company for the payment of any and all federal, state, and local tax withholding that in the opinion of the Company is required by law. Unless Employee satisfies any such tax withholding obligation by paying the amount in cash or by check, the Company will withhold Shares having a Fair Market Value on the date of withholding equal to the tax withholding obligation.

(i) Copy of Plan. By signing this Agreement, Employee acknowledges receipt of a copy of the Plan and any offering circular related to the Plan.

(j) Choice of Law. This Agreement will be governed by the laws of the State of Missouri, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to another jurisdiction.

(k) Execution. An authorized representative of the Company has signed this Agreement, and Employee has signed this Agreement to evidence Employee’s acceptance of the award on the terms specified in this Agreement, all as of the Date of Grant.

(l) Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409A of the Code. Notwithstanding anything herein to the contrary, in the event that Employee is determined to be a specified employee within the meaning of Section 409A of the Code, any payment on account of termination of employment shall be made on the first payroll date which is more than six months following the date of Employee’s termination of employment to the extent required to avoid any adverse tax consequences under Section 409A of the Code. To the extent necessary for compliance with Code Section 409A, references to termination of employment under this Agreement shall mean a “separation from service” within the meaning of Section 409A of the Code.

SECTION 6

TERMS OF THE PLAN

This award is granted under and is expressly subject to all the terms and provisions of the Plan, which terms are incorporated herein by reference. Capitalized terms used but not defined in this Agreement shall have the same meanings ascribed to them in the Plan. The Plan authorizes several forms of equity awards, and the Restricted Share Units granted in accordance with this Agreement shall be deemed Other Stock Based Awards as defined and described in the Plan.

Signature page follows.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 1st day of December, 2015.

Reinsurance Group of America, Incorporated

By:
A. Greig Woodring
Chief Executive Officer

Employee

Name:	Donna H. Kinnaird